Calculation of Filing Fee Tables
S-8
Highlands REIT, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	83,000,000	$ 0.27	$ 22,410,000.00	0.0001381	$ 3,094.82
Total Offering Amounts:						$ 22,410,000.00		$ 3,094.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,094.82
Offering Note
[1]	1. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of common stock of Highlands REIT, Inc. (the "Registrant"), $0.01 par value per share ("Common Stock") that become issuable under the Highlands REIT, Inc. 2016 Incentive Award Plan (as amended, the "Plan") by reason of any share dividend, share split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of shares of Common Stock on issue. 2. Represents an additional 83,000,000 shares of Common Stock reserved for issuance under the Plan. 3. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and is based on the estimated book value per share of the Common Stock of $0.27 (based on a book value of $194,431,000 of the Registrant as of September 30, 2025 and 718,870,105 shares of Common Stock outstanding as of the date hereof). The Common Stock is not listed on a national securities exchange. 4. The Registrant does not have any fee offsets

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A